Exhibit 4.2

THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT CERTIFICATE HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS DOCUMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

Date: ______________ ___, 2018	Warrant No.: ____
Warrant Price: $1.75
Number of Shares: ____

HYLETE, INC.

A CALIFORNIA CORPORATION

STOCK PURCHASE WARRANT

1.                   Issuance of Warrant. FOR VALUE RECEIVED, on and after the date of issuance of this Stock Purchase Warrant (this “Warrant”) of HYLETE, INC. a California corporation (including any successor entity, the “Corporation”) and subject to the terms and conditions herein set forth, the undersigned (or their permitted assignee “Holder”) is entitled to purchase from the Corporation, at a price per share/unit equal to the Warrant Price (set forth above and subject to adjustment as described below), the number of Shares set forth above of the Series A-2 Preferred Stock (as defined below and subject to adjustment as described below) upon exercise of this Warrant pursuant to Section 7 hereof and the following vesting schedule.

2.                   Definitions. As used in this Warrant, the following terms have the definitions ascribed to them below:

(a)                 “Acceleration Event” means (i) the closing of the sale, transfer or other disposition of all or substantially all of the Corporation’s assets or equity securities, (ii) the consummation of the merger or consolidation of the Corporation with or into another entity (except a merger or consolidation in which the holders of equity securities of the Corporation immediately prior to such merger or consolidation continue to hold directly at least 50% of the voting power of the equity securities of the Corporation or the surviving entity), (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Corporation’s securities), of the Corporation’s voting securities if, after such closing, such person or group of affiliated persons would hold, directly or indirectly, 50% or more of the outstanding voting securities of the Corporation in a transaction structured as a business combination (or the surviving or acquiring entity), or (iv) a liquidation, dissolution or winding up of the Corporation; provided, however, that a transaction shall not constitute an Acceleration Event if its sole purpose is to change the state of the Corporation’s incorporation.

(b)                 “Business Day” means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of California are authorized to be closed.

(c)                 “Commencement Date” means the date first set forth above.

(d)                 “Exercise Period” means the period commencing on the Commencement Date and ending at 5:00 p.m. Pacific time on the date that is ten (10) years after the Commencement Date, (the “Termination Date”); provided, however, the Exercise Period shall end and this Warrant shall no longer be exercisable and shall become null and void upon consummation of an Acceleration Event (except the right to receive the securities and property to which the Holder is entitled by virtue of exercising or converting this Warrant in connection with any Acceleration Event). In the event the Corporation proposes to consummate an Acceleration Event, this Warrant may be exercised pursuant subject to, and conditioned on, the consummation of such Acceleration Event, and such exercise shall be deemed to have occurred as of immediately prior to the consummation of such Acceleration Event.

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(e)                 “Series A-2 Preferred Stock” means Series A-2 Preferred Stock as further described in the Third Amended and Restated Articles of Incorporation of the Corporation (or any successor security pursuant to Section 3 hereof).

(f)                  “Securities Act” means the Securities Act of 1933, as amended.

(g)                 “Shares” means individual shares of Series A-2 Preferred Stock.

3.                 Adjustments and Notices. The Warrant Price and the Number of Shares of Series A-2 Preferred Stock shall be subject to adjustment from time to time in accordance with this Section 3.

(a)                 Subdivisions, Equity Dividends or Combinations. In case the Corporation shall at any time subdivide the outstanding shares/units of Series A-2 Preferred Stock or shall issue shares/units of Series A-2 Preferred Stock as an equity dividend, the Warrant Price in effect prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Corporation shall at any time combine the outstanding shares/units of Series A-2 Preferred Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, in each case effective at the close of business on the date of such subdivision, dividend or combination, as the case may be. The provisions of this Section 3(a) shall similarly apply to successive subdivisions, equity dividends or combinations.

(b)                 Reclassification, Exchange, Substitution, In-Kind Distribution. Upon any reclassifications, exchange, substitution or other event that results in a change of the number, series, class and/or type of the securities issuable upon exercise or conversion of this Warrant or upon the payment of a dividend in securities or property other than shares/units of Series A-2 Preferred Stock, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received if this Warrant had been exercised or converted immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend. The Corporation or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise or conversion of the new warrant. The provisions of this Section 3(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

(c)                 Certificate of Adjustment. In each case of an adjustment or readjustment of the Warrant Price, the Corporation, at its own expense, shall cause its Chief Financial Officer (or comparable officer) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment of the Warrant Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

(d)                 Adjustment to Number of shares/units of Series A-2 Preferred Stock. In the event the Warrant Price is adjusted under any provision of this Section 3, the number of shares/units of Series A-2 Preferred Stock shall be simultaneously adjusted by multiplying the number of shares/units of Series A-2 Preferred Stock by a fraction, the numerator of which is the Warrant Price in effect immediately prior to such adjustment and the denominator of which is the Warrant Price in effect immediately after such adjustment.

(e)                 No Impairment. The Corporation shall not, by amendment of its organizational documents or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Corporation, but shall at all times in good faith assist in carrying out all of the provisions of this Section 3 and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Section 3 against impairment.

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(f)                  Fractional shares/units. No fractional shares/units shall be issuable upon exercise or conversion of the Warrant. If a fractional share/unit interest arises upon any exercise or conversion of the Warrant, the Corporation shall eliminate such fractional share/unit interest by paying the Holder an amount in cash computed by multiplying the fractional interest by the fair market value (as determined under Section Error! Reference source not found.) of a full share/unit.

4.       Notification of Certain Events. Prior to the expiration of this Warrant, in the event that the Corporation shall authorize:

(a)                 the issuance of any dividend or other distribution on the equity securities of the Corporation, whether in cash, property, equity or other securities;

(b)                 the voluntary liquidation, dissolution or winding up of the Corporation;

(c)                 any transaction resulting in the acceleration or expiration of this Warrant; or;

(d)                 any transactions referenced in Sections 3(a), (b) or (d);

5.                   No Stockholder/Member Rights. This Warrant, by itself, as distinguished from any Shares issued hereunder, shall not entitle its Holder to any of the rights of a stockholder of the Corporation.

6.                   Reservation of Equity. From and after the Commencement Date, the Corporation will reserve from its authorized and unissued Series A-2 Preferred Stock a sufficient number of Shares to provide for the issuance of Series A-2 Preferred Stock upon the exercise of this Warrant for Series A-2 Preferred Stock. Issuance of this Warrant shall constitute full authority to the Corporation’s officers who are charged with the duty of executing equity certificates to execute and issue the necessary certificates for Shares issuable upon the exercise or conversion of this Warrant for Series A-2 Preferred Stock.

7.                   Exercise of Warrant. The Holder may exercise this Warrant or any portion hereof by surrendering this Warrant, together with the Notice of Exercise and Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, executed and delivered to the principal office of the Corporation, specifying the portion of the Warrant to be exercised and accompanied by payment in full of the Warrant Price in cash or by check with respect to the Shares being purchased. The Holder must also deliver a fully executed copy of each of the agreements and instruments as have been, or will be required to be, executed by the investors in connection with the Corporation’s equity financing pursuant to which Series A-2 Preferred Stock were sold. Without limiting anything in the last sentence of Section 2(d), this Warrant shall be deemed to have been exercised as of immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of such Shares of record as of the close of business on such date. As promptly as practicable after such date, the Corporation shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full Shares issuable upon such exercise. If this Warrant shall be exercised for less than the total number of Shares then issuable upon exercise, promptly after surrender of this Warrant upon such exercise, the Corporation shall execute and deliver a new warrant, dated as of the Commencement Date, evidencing the right of the Holder to the balance of the Series A-2 Preferred Stock purchasable hereunder upon the same terms and conditions set forth herein.

8.       Transfer of Warrant. The Corporation may not assign or delegate this Warrant or any rights or obligations hereunder without the prior written consent of the Holder. Neither this Warrant nor any of the Shares issuable upon the exercise of all or any portion of this Warrant may be transferred except in accordance with, and subject to, the provisions of this Warrant. The Holder acknowledges that this Warrant and the securities issuable upon exercise of the Warrant have not been registered under the 1933 Act, or applicable state securities laws and may not be transferred or otherwise disposed of unless it has been registered under that Act and is in compliance with applicable state securities laws or an exemption from registration is available. Any securities issuable upon conversion of the Warrant shall be imprinted with an appropriate legend relating to the transfer restrictions applicable to such securities. As a condition to any transfer, the Holder shall provide, at the Corporation’s request, an opinion of counsel satisfactory to the Corporation that such transfer does not require registration under the Securities Act, and the securities law applicable with respect to any other applicable jurisdiction. In the event of a transfer or assignment as provided herein, the Holder and transferee or assignee shall execute and deliver a Transfer Form in the form attached hereto as Attachment 3 to the Corporation, and the Corporation shall promptly issue a new warrant (or warrants, if applicable) pursuant to the instructions in such Transfer Form.

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9.                 Termination. This Warrant shall terminate on the Termination Date.

10.               Loss, Etc. of Warrant. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Corporation, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation shall execute and deliver to Holder a new Warrant of like date, tenor and denomination.

11.               Representations of the Holder. By acceptance of this Warrant, the Holder represents to the Corporation as follows:

(a)                 Investment Intent. The Holder is acquiring the Warrant for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.

(b)                 Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Corporation, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Corporation and protecting its own interests.

(c)                 Speculative Nature of Investment. The Holder understands and acknowledges that its investment in the Corporation is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Warrant for an indefinite period of time and to suffer a complete loss of its investment.

(d)                 Accredited Investor or Sophisticated Person. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), or a “sophisticated” person within the meaning of Regulation D, Rule 506(b)(2)(ii) who is capable of assessing the risk associated with this offering, as promulgated by the Securities and Exchange Commission.

(e)                 Residency. The residency of the Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is the State of California.

12.                Miscellaneous. This Warrant shall be governed by the laws of the State of California, as such laws are applied to contracts to be entered into and performed entirely in California by California residents and without reference to its conflict of laws principles. In the event of any dispute among the Holder and the Corporation arising out of the terms of this Warrant, the parties hereby consent to the exclusive jurisdiction and venue of the federal and state courts located in the State of California for resolution of such dispute, and agree not to contest such exclusive jurisdiction and venue or seek to transfer any action relating to such dispute to any other jurisdiction or venue. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Corporation and the Holder of this Warrant. All notices and other communications from the Corporation to the Holder of this Warrant shall be delivered personally or by facsimile transmission or mailed by first class mail, postage prepaid, to the address or facsimile number furnished to the Corporation in writing by the last Holder of this Warrant who shall have furnished an address or facsimile number to the Corporation in writing, and if mailed shall be deemed given three days after deposit in the United States mail. All obligations, covenants and agreements in this Warrant by the Corporation shall fully bind its successors, whether so expressed or not. This Warrant shall inure to the benefit of the Holder and its successors and permitted assigns.

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IN WITNESS HEREOF, the parties have caused this Stock Purchase Warrant to be executed as of the dates set forth below.

CORPORATION HYLETE, INC., a California corporation By:__________________________________ Name:________________________________ Title:_________________________________

Acknowledged and Agreed To:

HOLDER:

[_______________________]
name of entity, if any

By:__________________________________

Name:________________________________

Title:_________________________________

Date: ________________________________

Date: ________________________________

[Signature page to Warrant.]

ATTACHMENT 1

NOTICE OF EXERCISE

TO:         HYLETE, INC.

1.                   The undersigned hereby elects to purchase _______________ Shares of the Series A-2 Preferred Stock of __________________ pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

2.                   Please issue a certificate or certificates representing said Shares of Series A-2 Preferred Stock in the name of the undersigned or in such other name as is specified below:

______________________________

(Name)

______________________________

(Address)

(Date)	(Name of Warrant Holder)

By:

Title:

ATTACHMENT 2

INVESTMENT REPRESENTATION STATEMENT

Shares of Series A-2 Preferred Stock

(as defined in the attached Warrant)

In connection with the purchase of Series A-2 Preferred Stock, the undersigned hereby represents to HYLETE, INC. (the “Corporation”) as follows:

(a)                 The securities to be received upon the exercise of the Warrant (the “Securities”) will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

(b)                 The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Corporation’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

(c)                 The undersigned acknowledges that an investment in the Corporation is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Corporation concerning the Corporation’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Corporation’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Corporation

(d)                 The undersigned acknowledges that the Securities issuable upon exercise or conversion of the Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and the Securities Act.

(e)                 The undersigned is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(f)                  The undersigned became interested in purchasing the Securities issuable upon exercise or conversion of the Warrant because of a pre-existing relationship with the Corporation and direct contact by the Corporation or one or more of its officers, directors, controlling persons, or agents, and has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the sale of the Securities issuable upon exercise or conversion of the Warrant.

(g)                 The undersigned is considered a resident of the State of ____________ for securities law purposes.

Dated:________________________

_______________________________________

(Typed or Printed Name)

By:____________________________________

(Signature)

_______________________________________

(Title)

ATTACHMENT 3

TRANSFER FORM

The undersigned holder of this Warrant hereby assigns and transfers unto the Transferee named below all of the rights of the undersigned Holder under the Warrant enclosed herewith, with respect to the number of shares/units of Series A-2 Preferred Stock identified below of HYLETE, INC. (“Corporation”) set forth below:

Name of Transferee	Address	No. of shares/units

Please issue a (1) new Warrant (or new Warrants if applicable) to the above-referenced name(s) for the number of Shares of Series A-2 Preferred Stock as specified above and (2) if applicable, for the untransferred portion of the enclosed Warrant in the name of the undersigned Holder.

Dated:	Holder: _____________________________

By:

Name:

Title:

The undersigned Transferee represents that (1) the Warrant to be issued to Transferee is being acquired, and any share/unit of equity securities issuable upon exercise or conversion of such Warrant will be acquired, for investment purposes, (2) the Transferee is not acquiring the Warrant with a view to or for sale in connection with, any distribution thereof, nor with any present intention to sell or otherwise dispose of such Warrant except under circumstances which will not result in a violation of the Securities Act of 1933, as amended.

Dated:	Transferee: _____________________________

By:

Name:

Title: